                                                                   Exhibit 10.41
                                                            Loan No. 31-0901027A
$6,250,000.00                                                   Cincinnati, Ohio
-------------                                                      June __, 2003

PROMISE TO PAY. For value received, the undersigned JAGI NORTH CANTON, LLC, a Delaware limited liability company ("Borrower"), promise(s) to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), 1320 Willow Pass Road, Suite 205, Concord, California 94520, or at such other place as may be designated in writing by Lender, the principal sum of SIX MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($6,250,000.00) ("Loan"), with interest thereon as specified herein. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds, without offset, deduction or counterclaim of any kind.

SECURED BY MORTGAGE. This Note is secured by, among other things, that Open-End Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) ("Mortgage") of even date herewith, identifying this Note as an obligation secured thereby and encumbering certain real property described therein ("Property").

DEFINITIONS. For the purposes of this Note, the following terms shall have the following meanings:

        "Approved FF&E Budget" shall mean the budget that is approved by Lender for the FF&E expenditures to be made at the Property, as such budget may be modified from time to time with the prior written approval of Lender (which approval shall not be unreasonably withheld or delayed).

         "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks in California are authorized or required by law to close. All references in this Note to a "day" or a "date" shall be to a calendar day unless specifically referenced as a Business Day.

        "Default" shall have the meaning set forth in the Mortgage.

        "Disbursement Date" shall mean the date upon which the Loan proceeds are funded into escrow in connection with the closing of the Loan.

        "Effective Date" shall mean the date the Mortgage is recorded in the Office of the County Recorder of the county where the Property is located and Lender authorizes the Loan proceeds to be released to Borrower.

        "FF&E" shall mean all furniture, furnishings, fixtures, equipment and all other items of personal property customarily used in connection with the operation of the Property.

        "FF&E Reserve" shall mean, for any period of time, an amount that is equal to the product of (a) Gross Revenues (for said period of time), multiplied by (b) four percent (4%).

        "Gross Revenues" shall mean, for any period of time (and calculated on an accrual basis), all receipts, revenues, income and proceeds of sales of every kind actually received in connection with the operation of the Property, and shall include, without limitation: room rentals; amounts received in connection with the sale of food and liquor; rent or other payments received from tenants, licensees, and occupants of commercial, office and retail space; the proceeds of insurance with respect to use and occupancy or business interruption insurance; deposits forfeited and not refunded; and any amount recovered in any legal action or proceeding or settlement thereof pertaining to room revenues or rents or other income which arose out of the operation of the Property. Gross Revenues shall exclude all sales and excise taxes and any similar taxes collected as direct taxes payable to taxing authorities; gratuities or service charges collected for payment to and paid to employees; credits or refunds to guests; complimentary rooms; proceeds of insurance (except for proceeds of insurance with respect to use and occupancy or business interruption insurance); proceeds of sales of depreciable property; and proceeds of condemnation.

        "Loan Documents" shall mean the documents listed in Exhibit B attached hereto and incorporated herein by this reference.

        "Maturity Date" shall mean July 1, 2010.

INTEREST; PAYMENTS.
-------------------

Definitions.  The following terms shall have the meanings indicated:

               "Actual/360 Basis" shall mean on the basis of a 360-day year and charged on the basis of actual days elapsed for any whole or partial month in which interest is being calculated.

               "30/360 Basis" shall mean on the basis of a 360-day year consisting of 12 months of 30 days each.

               "Interest Rate" shall mean a fixed annual rate of 5.9%.

Interest Accrual. Interest on the outstanding principal balance of this Note shall accrue from the Disbursement Date at an annual rate equal to the Interest Rate calculated on an Actual/360 Basis.

Payments. Monthly payments hereunder shall commence on the first day of the calendar month following the Disbursement Date and continue on the first day of each calendar month thereafter through the Maturity Date. If the Disbursement Date is a date other than the first day of a calendar month, the first monthly payment shall be interest only. Subsequent monthly payments shall be calculated on the basis of an equal-payment twenty (20) year amortization of principal and interest. Notwithstanding that interest on this Note accrues on an Actual/360 Basis, the total amount of each such amortized monthly payment of principal and interest shall be determined using a 30/360 Basis. On the Maturity Date, all unpaid principal and accrued but unpaid interest shall be due and owing in full. All interest shall be paid in arrears. Except as otherwise specifically provided in this Note or the other Loan Documents, all payments and deposits due under this Note or the other Loan Documents shall be made to Lender not later than 12:00 noon, California time, on the day on which such payment or deposit is due. Any funds received by Lender after such time shall, for all purposes, be deemed to have been received on the next succeeding Business Day.

Acknowledgments. Borrower acknowledges that interest calculated on an Actual/360 Basis exceeds interest calculated on a 30/360 Basis and, therefore: (a) a greater portion of each monthly installment of principal and interest will be applied to interest using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis; and (b) the unpaid principal balance of this Note on the Maturity Date will be greater using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis.

Application of Payments. In the absence of a specific determination by Lender to the contrary, all payments paid by Borrower to Lender in connection with the obligations of Borrower under this Note and under the other Loan Documents shall be applied in the following order of priority: (a) to amounts, other than principal and interest, due to Lender pursuant to this Note or the other Loan Documents; (b) to accrued but unpaid interest on this Note; and (c) to the unpaid principal balance of this Note. Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Lender from or on behalf of Borrower, and Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower in such order of priority as Lender may deem advisable.

LATE CHARGE; DEFAULT RATE.

Late Charge. If all or any portion of any payment or deposit required hereunder (other than the payment due on the Maturity Date) is not paid or deposited on or before the fourth day following the day on which such payment or deposit is due, Borrower shall pay a late or collection charge, as liquidated damages, equal to 5% of the amount of such unpaid payment or deposit. If all or any portion of the payment due on the Maturity Date is paid after the Maturity Date and on a date other than the first day of a month, Borrower shall pay a late or collection charge, as liquidated damages, equal to the interest which would have accrued on such amount during the period commencing on the date payment of such amount is actually made and ending on the last day of the month in which payment of such amount is actually made. Borrower acknowledges that Lender will incur additional expenses as a result of any late payments or deposits hereunder, which expenses would be impracticable to quantify, and that Borrower's payments under this Section ERROR! REFERENCE SOURCE NOT FOUND. are a reasonable estimate of such expenses.

Default Rate. Commencing upon a Default and continuing until such Default shall have been cured by Borrower, all sums owing on this Note shall bear interest until paid in full at an annual rate equal to 5% plus the Interest Rate, but not higher than the maximum rate of interest permitted by applicable law ("Default Rate").

MAXIMUM RATE PERMITTED BY LAW. Neither this Note nor any of the other Loan Documents shall require the payment or permit the collection of any interest or any late payment charge in excess of the maximum rate permitted by law. If any such excess interest or late payment charge is provided for under this Note or any of the other Loan Documents or if this Note or any of the other Loan Documents shall be adjudicated to provide for such excess, neither Borrower nor Borrower's successors or assigns shall be obligated to pay such excess, and the right to demand the payment of any such excess shall be and hereby is waived, and this provision shall control any other provision of this Note or any of the other Loan Documents. If Lender shall collect amounts which are deemed to constitute interest and which would increase the effective interest rate to a rate in excess of the maximum rate permitted by law, all such amounts deemed to constitute interest in excess of the maximum legal rate shall, upon such determination, at the option of Lender, be returned to Borrower or credited against the outstanding principal balance of this Note.

ACCELERATION. If (a) Borrower shall fail to pay when due any sums payable under this Note; (b) any other Default shall occur; or (c) any other event or condition shall occur which, under the terms of the Mortgage or any other Loan Document, gives rise to a right of acceleration of sums owing under this Note, then Lender, at its sole option, shall have the right to declare all sums owing under this Note immediately due and payable; provided, however, that if the Mortgage or any other Loan Document provides for the automatic acceleration of payment of sums owing under this Note, all sums owing under this Note shall be automatically due and payable in accordance with the terms of the Mortgage or such other Loan Document.

BORROWER'S LIABILITY.

Limitation. Except as otherwise provided in this Section 0, Lender's recovery against Borrower under this Note and the other Loan Documents shall be limited solely to the Property and the "Collateral" (as defined in the Mortgage).

Exceptions. Nothing contained in Section 0 or elsewhere in this Note or the other Loan Documents, however, shall limit in any way the personal liability of Borrower owed to Lender (a) for any losses or damages incurred by Lender (including, without limitation, any impairment of Lender's security for the Loan) with respect to any of the following matters: (i) fraud or willful misrepresentation, which shall be deemed to include, without limitation, any representation contained in Section 5.2 of the Mortgage proving to be materially false, incorrect, incomplete or misleading, (ii) material physical waste of the Property or the Collateral; (iii) failure to pay property or other taxes, assessments or charges (other than amounts paid to Lender for taxes, assessments or charges pursuant to Impounds as defined in Exhibit A and where Lender elects not to apply such funds toward payment of the taxes, assessments or charges owed) which may create liens senior to the lien of the Mortgage on all or any portion of the Property; (iv) failure to deliver any insurance or condemnation proceeds or awards or any security deposits received by Borrower to Lender or to otherwise apply such sums as required under the terms of the Loan Documents or any other instrument now or hereafter securing this Note; (v) failure to apply any rents, royalties, accounts, revenues, income, issues, profits and other benefits from the Property which are collected or received by Borrower during the period of any Default or after acceleration of the indebtedness and other sums owing under the Loan Documents to the payment of either (i) such indebtedness or other sums or (ii) the normal and necessary operating expenses of the Property; or (vi) any breach by Borrower of any covenant in this Note or in the Mortgage regarding Hazardous Materials (as defined in the Mortgage) or any representation or warranty of Borrower regarding Hazardous Materials proving to have been untrue when made; (b) in the event the Property or the Collateral shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or
(ii) an involuntary bankruptcy or insolvency proceeding (other than one filed by Lender) which is not dismissed within 90 days of filing; (c) in the event of a Default resulting from a Prohibited Property Transfer (as defined in the Mortgage) or a Prohibited Equity Transfer (as defined in the Mortgage); or (d) in the event Borrower, or any entity referred to in Section 5.2 of the Mortgage, fails to maintain its status as a single purpose entity as required by, and in accordance with the terms and provisions of Section 5.2 of the Mortgage.

No Release or Impairment. Nothing contained in Section 0 shall be deemed to release, affect or impair the indebtedness evidenced by this Note or the obligations of Borrower under, or the liens and security interests created by the Loan Documents, or Lender's rights to enforce its remedies under this Note and the other Loan Documents, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests which are now or at any time hereafter security for the payment and performance of all obligations under this Note or the other Loan Documents.

Prevail and Control. The provisions of this Section 0 shall prevail and control over any contrary provisions elsewhere in this Note or the other Loan Documents.

NON-MORTGAGOR BORROWER. If this Note is executed by any person or entity and that person or entity is not also a "Mortgagor" under the Mortgage, such person or entity hereby makes all representations and warranties in favor of Lender contained in Article 5 of the Mortgage, all covenants contained in Section 6.15 of the Mortgage, and all indemnities of Lender contained in Section 6.19 of the Mortgage, jointly and severally with the "Mortgagor."

MISCELLANEOUS.

Joint and Several Liability. If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

Waiver of Presentment. Except as otherwise provided in any other Loan Document, Borrower hereby waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of intent to accelerate, notice of acceleration, notice of nonpayment, notice of costs, expenses or losses and interest thereon, and notice of interest on interest and late charges.

Delay In Enforcement. No previous waiver or failure or delay by Lender in acting with respect to the terms of this Note or the Mortgage shall constitute a waiver of any breach, default or failure of condition under this Note, the Mortgage or the obligations secured thereby. A waiver of any term of this Note, the Mortgage or of any of the obligations secured thereby must be made in writing signed by Lender, shall be limited to the express terms of such waiver, and shall not constitute a waiver of any subsequent obligation of Borrower. The acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

Time of the Essence. Time is of the essence with respect to every provision hereof.

Governing Law. This Note, the Mortgage and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state where the Property is located applicable to contracts made and performed in such state and any applicable law of the United States of America. Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any other jurisdiction governs the Mortgage, this Note and the other Loan Documents.

Consent to Jurisdiction. Borrower irrevocably submits to the jurisdiction of:
(a) any state or federal court sitting in Cuyahoga County, Ohio over any suit, action, or proceeding, brought by Borrower against Lender, arising out of or relating to this Note or the Loan evidenced hereby; (b) any state or federal court sitting in Cuyahoga County, Ohio over any suit, action or proceeding, brought by Lender against Borrower, arising out of or relating to this Note or the Loan evidenced hereby; and (c) any state court sitting in Stark County, Ohio over any suit, action, or proceeding, brought by Lender to foreclose the Mortgage or any action brought by the Lender to enforce its rights with respect to the Collateral. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

Counterparts. This Note may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which taken together shall be deemed to be one and the same Note.

Heirs, Successors and Assigns. All of the terms, covenants, conditions and indemnities contained in this Note and the other Loan Documents shall be binding upon the heirs, successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted in this Note or the other Loan Documents.

Severability. If any term of this Note, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent permitted by law.

Consents and Approvals. Wherever Lender's consent, approval, acceptance or satisfaction is required under any provision of this Note or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Lender unless such provision expressly so provides.

NOTICES. All notices and other communications that are required or permitted to be given to a party under this Note shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be:

       Borrower:                             Lender:
       JAGI North Canton, LLC                Wells Fargo Bank, N.A.
       8534 East Kemper Road                 1320 Willow Pass Road, Suite 205
       Cincinnati, Ohio  45249-3979          Concord, CA  94520
       Fax No.: (513) 489-1224               Loan No. 31-0901027A
                                             FAX No.: (925) 691-5947


ADDITIONAL TERMS AND CONDITIONS. The additional terms and conditions set forth in Exhibit A attached hereto are incorporated herein by this reference.

PREPAYMENT - YIELD MAINTENANCE. Borrower acknowledges that any prepayment of this Note will cause Lender to lose its interest rate yield on this Note and will possibly require that Lender reinvest any such prepayment amount in loans of a lesser interest rate yield (including, without limitation, in debt obligations other than first mortgage loans on commercial properties). As a consequence, Borrower agrees as follows, as an integral part of the consideration for Lender's making the Loan:

Voluntary Prepayment. Any voluntary prepayment of this Note: (a) is prohibited prior to the 3rd anniversary of the date of this Note; (b) is permitted in full only, and not in part; and (c) may only be made after Borrower's delivery to Lender, of not less than 30 nor more than 90 days' prior written notice of Borrower's intent to prepay.

Prepayment Charge.

BASIC CHARGE. Except as provided below, if this Note is prepaid prior to the last 3 months of the term, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts: (i) an amount equal to 1% of the amount prepaid; or (ii) an amount equal to (aa) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (bb) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, "Periodic Treasury Yield" means
(iii) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly.

ADDITIONAL CHARGE. If this Note is prepaid on any day other than the first day of a month, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in Section 13.2. and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period commencing on the prepayment date and ending on the last day of the month in which the prepayment occurred.

EXCLUSION. Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

Effect of Prepayment. No partial prepayment of this Note shall change the dates or amounts of subsequent monthly installments of principal and interest, unless Lender otherwise agrees in writing.

Waiver. Borrower waives any right to prepay this Note except under the terms and conditions set forth in this section and agrees that if this Note is prepaid, Borrower shall pay the prepayment charge set forth above. Borrower hereby acknowledges that: (a) the inclusion of this waiver of prepayment rights and agreement to pay the prepayment charge for the right to prepay this Note was separately negotiated with Lender; (b) the economic value of the various elements of this waiver and agreement was discussed; and (c) the consideration given by Borrower for the Loan was adjusted to reflect the specific waiver and agreement negotiated between Borrower and Lender and contained herein.

                                                     Borrower's Initials: /s/LSB



WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF LENDER OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN TO BORROWER.

"BORROWER"

JAGI NORTH CANTON, LLC,
a Delaware limited liability company

By:      Janus North Canton, Inc.,
         a Delaware corporation,
         its Managing Member


         By: /s/  Louis S. Beck
                  Louis S. Beck, President

                                                            Loan No. 31-0901027A

                          EXHIBIT A TO PROMISSORY NOTE
                         ADDITIONAL TERMS AND CONDITIONS


This Exhibit A is attached to and forms a part of that Promissory Note ("Note") executed by JAGI NORTH CANTON, LLC, a Delaware limited liability company ("Borrower") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

DISBURSEMENT OF LOAN PROCEEDS; LIMITATION OF LIABILITY. Borrower hereby authorizes Lender to disburse the proceeds of the Loan, after deducting any and all fees owed by Borrower to Lender in connection with the Loan, to Chicago Title Insurance Company. With respect to such disbursement, Borrower understands and agrees that Lender does not accept responsibility for errors, acts or omissions of others, including, without limitation, the escrow company, other banks, communications carriers or clearinghouses through which the transfer of Loan proceeds may be made or through which Lender receives or transmits information, and no such entity shall be deemed Lender's agent. As a consequence, Lender shall not be liable to Borrower for any actual (whether direct or indirect), consequential or punitive damages which may arise with respect to the disbursement of Loan proceeds, whether or not (a) any claim for such damages is based on tort or contract, or (b) either Lender or Borrower knew or should have known of the likelihood of such damages in any situation.

FINANCIAL STATEMENTS.
---------------------

Statements Required. During the term of the Loan and while any liabilities of Borrower to Lender under any of the Loan Documents remain outstanding and unless Lender otherwise consents in writing, Borrower shall provide to Lender the following:

OPERATING STATEMENT. Not later than 10 days after and as of the end of each calendar month during the period prior to any sale of the Loan, and thereafter not later than 30 days after and as of the end of each calendar quarter, an operating statement, signed and dated by Borrower, in a form acceptable to Lender, showing all revenues and expenses during such month or quarter and year-to-date, relating to the Property, including, without limitation, all information requested under any of the Loan Documents;

RENT ROLL. Not later than 10 days after and as of the end of each calendar month during the period prior to any sale of the Loan, and thereafter not later than 30 days after and as of the end of each calendar quarter, a rent roll signed and dated by Borrower, in a form acceptable to Lender, showing the following lease information with regard to each tenant: the name of the tenant, monthly or other periodic rental amount, dates of commencement and expiration of the lease, and payment status;

BALANCE SHEET. If requested by Lender, not later than 90 days after and as of the end of each fiscal year, a balance sheet, signed and dated by Borrower, in a form acceptable to Lender (or audited financial statements if Borrower obtains them), showing all assets and liabilities of Borrower; and

OPERATING BUDGET AND BUSINESS PLAN. Not later than the first day of the calendar month that precedes the first calendar month of a fiscal year, Borrower shall provide Lender with an operating budget and business plan for the Property for the immediately following fiscal year. Without limiting the terms, provisions and limitations contained in this Note and in the other Loan Documents (including, without limitation, Lender's right to approve disbursements to Borrower from the FF&E Reserve in accordance with the Approved FF&E Budget), the budgets and business plans provided to Lender under this paragraph are for Lender's information only and are not subject to Lender's prior approval (nor shall any changes thereto be subject to Lender's prior approval). Subject to the terms, provisions and limitations contained in the Loan Documents, Borrower covenants and agrees to operate the Property substantially in accordance with said operating budgets and business plans.

OTHER INFORMATION. From time to time, such other information with regard to Borrower, principals of Borrower, guarantors or the Property as Lender may reasonably request in writing, including, without limitation, the following monthly reports and materials, from and after such time the Lender requests such monthly reporting:

         Within twenty (20) days after the end of each calendar month, an operating statement for the Property for the preceding calendar month, certified as true and correct by a financial officer of Borrower, together with: (A) a comparison of the results for such month with (1) the projections for such month contained in the budget and business plan and (2) the actual results for the same calendar month in the immediately preceding calendar year; (B) an operating statement for the twelve-month period ending with such month, together with a comparison of such operating statement with (1) the projections for such twelve-month period contained in the budget and business plan and (2) the actual results for the twelve-month period ending with the same calendar month in the immediately preceding calendar year; (C) an operating statement showing year-to-date results for the period ending with such month, together with a comparison of such operating statement with (1) the projections for such year-to-date period contained in the budget and business plan and (2) the actual results for the year-to-date period ending with the same calendar month in the immediately preceding calendar year; (D) a statement for the fiscal year, showing actual year-to-date results for the period ending with such month, together with the projections for the remainder of the applicable year contained in the budget and business plan; and (E) the most recent Smith Travel Research STAR report (showing the Property together with the Property's primary competitive set).

Form; Warranty. Borrower agrees that all financial statements to be delivered to Lender pursuant to Section 0 shall: (a) be materially complete and correct; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with the same accounting standard used by Borrower to prepare the financial statements delivered to and approved by Lender in connection with the making of the Loan or other accounting standards acceptable to Lender. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all rent rolls and other information to be delivered to Lender pursuant to Section 0 shall not contain any misrepresentation or omission of a material fact.

Late Charge. If any financial statement, leasing schedule or other item required to be delivered to Lender pursuant to Section 0 is not timely delivered, Borrower shall promptly pay to Lender, as a late charge, the sum of $500 per item. In addition, Borrower shall promptly pay to Lender an additional late charge of $500 per item for each full month during which such item remains undelivered following written notice from Lender. Borrower acknowledges that Lender will incur additional expenses as a result of any such late deliveries, which expenses would be impracticable to quantify, and that Borrower's payments under this Section 0 are a reasonable estimate of such expenses.

IMPOUNDS.
---------

Amounts. Borrower shall deposit with Lender, the amounts ("Impounds") stated below on the dates stated below, for the purpose of paying the costs stated below:

TAXES. On the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter, an amount estimated from time to time by Lender in its sole discretion to be sufficient to pay for taxes and other liabilities payable by Borrower under Section 6.9 of the Mortgage. The initial estimated monthly amount to be deposited by Borrower on each payment date is $6,614.00.

INSURANCE. On the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter, an amount estimated from time to time by Lender in its sole discretion to be sufficient to pay for premiums for insurance payable by Borrower under Section 6.10 of the Mortgage. Notwithstanding the foregoing, Lender agrees to waive the monthly Impound requirements set out in this Section 3.1.b. for so long as (i) no Default exists and (ii) the premiums for insurance payable by Borrower under Section 6.10 of the Mortgage are paid when due. Upon Lender's request, Borrower agrees to provide Lender evidence of such payment satisfactory to Lender.

FF&E RESERVE. Commencing with the calendar month in which the Effective Date occurs (and with respect to each calendar month thereafter) the FF&E Reserve (for said calendar month). With respect to each such calendar month (i) the deposit shall be made on or before the 20th day of the immediately following calendar month and (ii) on or before the 20th day after each calendar month, Borrower shall furnish to Lender a written report, signed and dated by Borrower and in a form acceptable to Lender, setting forth a calculation of the amounts required to be deposited hereunder for such month and the disbursements for FF&E during such month. Immediately upon the sale of any depreciable property, the proceeds thereof shall be deposited with Lender and such amounts shall be part of the FF&E Reserve (any such amounts shall not affect or diminish the monthly deposit required to be made with Lender hereunder).


Application.
------------

TAXES. If no Default exists, Lender shall apply the Impounds to the payment of the taxes and other liabilities stated above.


INSURANCE. If no Default exists, Lender shall apply the Impounds to the payment of the insurance premiums stated above.


FF&E. If no Default exists, Lender shall release the Impounds to Borrower no more than twice a month to pay or reimburse Borrower for FF&E; provided, however, that Lender shall have received and approved each of the following:


                  (i) Borrower's written request for such release to cover the cost of items provided for in the Approved FF&E Budget,

                  (ii) a certification by Borrower that the funds being requested shall only be applied to cover the cost of items provided for in the Approved FF&E Budget, and

                  (iii) if requested by Lender, bills itemizing the amount requested and any other evidence reasonably requested by Lender to evidence that said expenditures are for items of FF&E that have been purchased by Borrower and that are provided for in the Approved FF&E Budget.

                  Notwithstanding the foregoing, no Impounds shall be released to Borrower for FF&E until such time as Borrower delivers to Lender evidence satisfactory to Lender that all the work described in the Property Improvement Plan attached as Attachment B to the License Agreement (as defined in the Mortgage) has been completed within the time frames specified in the License Agreement (as such time frames may be modified, waived or extended by the franchisor under the License Agreement).


General. Any portion of the Impounds that exceeds the amount required for payment of the foregoing costs shall be repaid to Borrower upon Borrower's compliance with the foregoing. Reference is made to Section 6.12(b) of the Mortgage for a description of the account into which the Impounds shall be deposited and for a description of certain rights and remedies of Lender with respect to amounts in such account.

Intentionally Omitted.
----------------------

Release. Lender shall release any Impounds to Borrower through a funds transfer of such Impounds initiated by Lender to the following account or such other account as Borrower specifies in a notice to Lender:


             Bank Name:  PNC Bank, Cincinnati, Ohio
                         ------------------------------------------------------
       ABA Routing No.:  042000398
                         ------------------------------------------------------
          Account Name:  Janus American Group A/004003060197
                         ------------------------------------------------------
             Reference:  JAGI North Canton, LLC
                         or JAGI Cleveland - Independence, LLC
                         ------------------------------------------------------
                Advise:  Barb Soete (513) 489-1955
                         ------------------------------------------------------

                  Lender shall determine the funds transfer system and other means to be used in making each such release. Borrower agrees that each such funds transfer initiated by Lender shall be deemed to be a funds transfer properly authorized by Borrower, even if the transfer is not actually properly authorized by Borrower. Borrower acknowledges that Lender shall rely on the account number and ABA routing number set forth above or specified in a notice from Borrower to Lender, even if such account number identifies an account with a name different from the name so specified, or the routing number identifies a bank different from the bank so specified. If Borrower learns of any error in the transfer of any Impounds or of any transfer which was not properly authorized, Borrower shall notify Lender as soon as possible in writing but in no case more than 14 days after Lender's first confirmation to Borrower of such transfer.

ONE-TIME RIGHT OF TRANSFER OF PROPERTY. Notwithstanding anything to the contrary contained in Section 6.15 of the Mortgage, Lender shall, one time only, consent to the voluntary sale or exchange of all of the Property by Mortgagor (as defined in the Mortgage) to a bona-fide third party purchaser, without any modification of the terms of this Note or the other Loan Documents, if no Default has occurred and is continuing and all of the following conditions have been satisfied:

Lender's reasonable determination that the proposed purchaser, the proposed guarantor, if any, and the Property all satisfy Lender's then applicable credit review and underwriting standards, taking into consideration, among other things, (a) any decrease in the Property's cash flow which would result from any increase in real property taxes due to any anticipated reassessment of the Property for tax purposes and (b) any requirement of Lender that the proposed borrowing entity satisfy Lender's then applicable criteria for a single purpose bankruptcy remote entity;

Lender's reasonable determination that the proposed purchaser possesses satisfactory recent experience in the ownership and operation of properties comparable to the Property;

Intentionally Omitted;

the execution and delivery to Lender of such documents and instruments as Lender shall reasonably require, in form and content reasonably satisfactory to Lender, including, without limitation, (i) an assumption agreement under which the purchaser assumes all obligations and liabilities of Borrower under this Note and the other Loan Documents and agrees to periodically pay such new or additional Impounds to Lender as Lender may reasonably require, and (ii) a consent to the transfer by any existing guarantor and a reaffirmation of such guarantor's obligations and liabilities under any guaranty made in connection with the Loan or a new guaranty executed by a new guarantor reasonably satisfactory to Lender;

if required by Lender, delivery to Lender of evidence of title insurance reasonably satisfactory to Lender insuring Lender that the lien of the Mortgage and the priority thereof will not be impaired or affected by reason of such transfer or exchange of the Property;

payment to Lender of an assumption fee equal to 1% of the then outstanding principal balance of this Note, but not less than $15,000;

reimbursement to Lender of any and all costs and expenses paid or incurred by Lender in connection with such transfer or exchange, including, without limitation, all in-house or outside counsel attorneys' fees, title insurance fees, appraisal fees, inspection fees, environmental consultant's fees and any fees or charges of the applicable rating agencies;

if required by Lender, delivery to Lender of written evidence from the applicable rating agencies that such transfer or exchange will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the transfer or exchange for any securities issued in connection with the securitization of the Loan which are then outstanding;

Lender receives at least sixty (60) days prior written notice of the proposed transfer; and

if required by Lender, delivery to Lender of a nonconsolidation opinion from a law firm reasonably acceptable to Lender and in form and substance reasonably satisfactory to Lender.

        Lender shall fully release Borrower and any existing guarantor from any further obligation or liability to Lender under this Note and the other Loan Documents upon the assumption by the purchaser and any new guarantor of all such obligations and liabilities and the satisfaction of all other conditions precedent to a transfer or exchange in accordance with the provisions of this Section.

PREPAYMENT.
-----------

The Note contains provisions which permit Yield Maintenance Only.

                                                            Loan No. 31-0901027A

                          EXHIBIT B TO PROMISSORY NOTE
                   LOAN DOCUMENTS AND OTHER RELATED DOCUMENTS

This Exhibit B is attached to and forms a part of that Promissory Note ("Note") executed by JAGI NORTH CANTON, LLC, a Delaware limited liability company ("Borrower") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

LOAN DOCUMENTS. The documents numbered 1.1 through 1.10 below of even date herewith (unless otherwise specified) and any amendments, modifications and supplements thereto which have received the prior written approval of Lender and any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Note are collectively referred to as the "Loan Documents".

This Note;

Mortgage;

State of Delaware Uniform Commercial Code - Financing Statement - Form UCC-1;

Limited Liability Company Borrowing Certificate;

Corporate Resolution Authorizing Limited Liability Company Activity and Certificate of Incumbency;

2 Hazardous Materials Indemnity Agreements;

Payment Method Agreement;

Assignment and Subordination of Management Agreement (together with the consents thereto);

Comfort Letter from Holiday Hospitality Franchising, Inc.; and

            1.10     O & M Letter Agreement.

OTHER RELATED DOCUMENTS WHICH ARE NOT LOAN DOCUMENTS.
-----------------------------------------------------

Agreement for Disbursement Prior to Recording and Amendment to Note;

2 Limited Guaranties; and

Authorization and Enforceability Opinion of Borrower's legal counsel.